For Immediate Release

Contact:	Mike Morache — President and CEO
Larry Betterley — Sr. VP and CFO
Steve Schuster — VP and Treasurer
952.832.1000
PLATO Learning, Inc. Reports
Second Quarter Fiscal Year 2006 Results
MINNEAPOLIS, MN — June 1, 2006 — PLATO Learning, Inc. (NASDAQ: TUTR), a leading provider of K—adult computer-based and e-learning solutions, today announced revenues for its second quarter ended April 30, 2006, totaling $20.0 million. This represents an $11.4 million or a 36% decrease versus the $31.4 million reported for the comparable period of fiscal 2005.
Net loss for the second quarter of 2006 was $(5.9) million, or $(0.25) per share, as compared to a net loss of $(3.0) million, or $(0.13) per share, for the same period of 2005. Net loss, excluding restructuring and other charges (a non-GAAP measure), was $(5.6) million, or $(0.24) per share for the second quarter of 2006 compared to $(2.3) million, or $(0.10) per share in 2005.
Gross margin was 50.9% for the second quarter versus 58.3% in the second quarter of 2005. The lower gross margin was primarily driven by a decrease in high gross margin license fee revenues and increased royalty expenses, partially offset by cost reductions, especially in cost of services, and lower depreciation and amortization expense. Operating expenses, excluding restructuring and other charges, declined 22% for the quarter from the comparable period in 2005. The decrease resulted from cost reduction initiatives, primarily in sales and marketing, and lower variable costs as a result of lower revenues. Restructuring and other charges for the quarter of $0.3 million, primarily include severance payments and costs of vacating facilities as a result of actions initiated in 2005.
Revenues for the six months ended April 30, 2006, were $43.5 million, a 24% decrease from 2005. Net loss for the period was $(9.1) million, or $(0.38) per share, compared to a net loss of $(13.5) million, or $(0.58) per share in 2005. Net loss, excluding restructuring and other charges, was $(8.8) million, or $(0.37) per share for the six months ended April 30, 2006, compared to $(10.6) million, or $(0.45) per share in 2005.
Mike Morache, President and CEO said, “As we discussed in our pre-release conference call in May, PLATO Learning has many transitions to manage, including new products, new subscription licensing programs, new account managers, and new customer segments. Productivity in closing sales transactions was less than expected in the second quarter due to this; however, we believe it is a temporary situation. Our new account managers continue to gain experience and the sales pipeline continues to grow. We have also focused more resources on support of the sales process, marketing programs and training. These improvements, along with new product introductions, are expected to result in order growth in the second half of the year over the second half of last year.”

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“Operating expenses, excluding restructuring and other charges, were down 22% for the second quarter and 19% year-to-date in 2006, compared to the same periods in 2005. These reductions were primarily driven by our cost control initiatives and resulted in a decline in our year-to-date net loss, before restructuring and other charges, of 17% from last year. This was accomplished even though revenue decreased 24% between those periods and additional stock compensation expense of $0.8 million was recognized in 2006, as we adopted FAS 123(R),” said Morache.
The Company expects increases in orders in the second half of the year to offset declines in the first half, resulting in a comparable level of orders in 2006 as in 2005. The content of the orders, however, is expected to be more heavily weighted towards subscription license products, for which revenue is recognized over time, rather than perpetual license products, for which revenue is recognized up front upon delivery. Service revenue is expected to decline as a result of timing of receipt of service orders during the year. These factors are expected to result in a decrease in revenues of at least 15% to 20% in 2006 from 2005. The expected net loss at this lower revenue range, would be approximately $(6.5) million to $(11.5) million, compared to $(8.5) million in 2005, excluding impairment, restructuring and other charges in both periods, as cost reductions would largely offset the effect of the lower revenues. The deferred revenue balance should grow for the remainder of 2006. Actual results in 2006, however, could vary significantly from these amounts depending on the level of orders and the mix of subscription and perpetual license orders actually achieved, which is difficult to predict during this period of transition toward subscription products.
“We will continue to look for cost reduction opportunities for the remainder of the year to lower the Company’s expected net loss and may incur additional restructuring costs as a result. However, we also see a unique window of opportunity to expand our product portfolio and become a dominant supplier of e-learning solutions in the marketplace. Our product development investments are on track and on budget and we will continue to aggressively pursue our product strategy, with total development spending increasing at least $10.0 million or more over 2005,” said Morache.
The Company highlighted additional key financial information for the second quarter of 2006:
•	Loss Before Interest Taxes Depreciation and Amortization, excluding restructuring and other charges and stock-based compensation expense (Adjusted EBITDA, a non-GAAP measure), was $(1.5) million for the quarter, compared to earnings of $2.3 million for the same period in 2005.

•	Cash, cash equivalents and marketable securities were $31.0 million at April 30, 2006, compared to $31.5 million at April 30, 2005, and $47.1 million at October 31, 2005.

•	Deferred revenue was $29.0 million at April 30, 2006, versus $39.3 million at April 30, 2005, and $40.4 million at October 31, 2005.
Use of Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release exclude the impact of restructuring and other charges on PLATO Learning’s operating results, as well as present Adjusted EBITDA. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may not be computed the same as similarly titled measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. PLATO Learning’s management views these non-GAAP financial measures to be helpful in assessing the Company’s ongoing operating results. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to PLATO Learning’s historical operating results and comparisons to competitors’ operating results. PLATO Learning includes these non-GAAP financial measures in its earnings announcement, because the Company believes they are useful to investors in allowing for greater transparency related to supplemental information used by management in its financial and operational analysis. Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.

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Quarterly Conference Call
A conference call to discuss this announcement is scheduled for today at 3:45 p.m. (Central Daylight Savings Time). The dial-in number for this call is 1-888-428-4480 in the U.S. and Canada, and 1-612-332-0226 internationally. Please call 10 minutes prior to the start of the call and inform the operator you are participating in PLATO Learning’s call. Should you be unable to attend the live conference call, a recording will be available to you from 8:15 p.m. (Central Daylight Savings Time) on June 1, 2006, until midnight on June 8, 2006. To access the recording, call 1-800-475-6701 in the U.S. and Canada and 1-320-365-3844 internationally. At the prompt, enter pass code number 824938.
Additionally, investors have the opportunity to listen to the conference call over the Internet through PLATO Learning’s website at http://www.plato.com/aboutus/investor_calls.asp.
About PLATO Learning
PLATO Learning, Inc. is a leading provider of computer-based and e-learning instruction for kindergarten through adult learners, offering curricula in reading, writing, math, science, social studies, and life and job skills. The Company also offers innovative online assessment and accountability solutions and standards-based professional development services. With over 6,000 hours of objective-based, problem-solving courseware, plus assessment, alignment and curriculum management tools, we create standards-based curricula that facilitate learning and school improvement.
PLATO Learning, Inc. is a publicly held company traded as TUTR on the NASDAQ. PLATO Learning educational software delivered via networks, CD-ROM, the Internet, and private intranets, is primarily marketed to K–12 schools and colleges. The Company also sells to job training programs, correctional institutions, military education programs, corporations, and individuals.
PLATO Learning is headquartered at 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437, 952. 832.1000 or 800.869.2000. The Company has offices throughout the United States, Canada, and the United Kingdom, as well as international distributors in Puerto Rico, South Africa, and the United Arab Emirates. For more information, please visit http://www.plato.com.
This announcement includes forward-looking statements. PLATO Learning has based these forward-looking statements on its current expectations and projections about future events. Although PLATO Learning believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. PLATO Learning undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward looking statements made are subject to the risks and uncertainties as those described in the Company’s Annual Report on Form 10-K for the year ended October 31, 2005. Actual results may differ materially from anticipated results.
PLATO is a registered trademark of PLATO Learning, Inc. PLATO Learning is a trademark of PLATO Learning, Inc.

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PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2006	2005	2006	2005
Revenues:
License fees	$6,920	$15,299	$15,969	$27,301
Subscriptions	4,054	4,517	8,410	9,050
Services	9,001	11,613	19,082	20,533

Total revenues	19,975	31,429	43,461	56,884

Cost of revenues:
License fees	2,681	4,243	5,654	8,647
Subscriptions	2,656	2,142	4,897	4,455
Services	4,480	6,719	9,262	13,573

Total cost of revenues	9,817	13,104	19,813	26,675

Gross profit	10,158	18,325	23,648	30,209

Operating expenses:
Sales and marketing	9,576	13,410	19,310	26,736
General and administrative	4,314	4,842	8,962	9,052
Product maintenance and development	1,225	1,222	2,764	2,693
Amortization of intangibles	933	1,080	1,902	2,172
Restructuring and other charges	259	632	339	2,921

Total operating expenses	16,307	21,186	33,277	43,574

Operating loss	(6,149)	(2,861)	(9,629)	(13,365)
Other income (expense):
Interest income	406	168	871	380
Interest expense	(6)	(28)	(27)	(43)
Other expense, net	—	(83)	(11)	(153)

Loss before income taxes	(5,749)	(2,804)	(8,796)	(13,181)
Income tax expense	150	150	300	300

Net loss	$(5,899)	$(2,954)	$(9,096)	$(13,481)

Loss per share:
Basic and diluted	$(0.25)	$(0.13)	$(0.38)	$(0.58)

Weighted average common shares outstanding:
Basic and diluted	23,674	23,378	23,652	23,240

Note: Amounts previously reported in 2005 as other revenues and other cost of revenues were reclassified to license fees and services to conform to the 2006 classification. The reclassifications had no effect on previously reported 2005 total revenues, total cost of revenues, or gross profit.

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except per share amounts)

	April 30,	October 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$30,794	$46,901
Marketable securities	229	213
Accounts receivable, net	13,784	22,768
Inventories	3,330	4,026
Other current assets	5,002	6,351

Total current assets	53,139	80,259
Equipment and leasehold improvements, net	5,174	5,711
Product development costs, net	20,387	14,753
Goodwill	71,865	71,865
Identified intangible assets, net	20,000	22,505
Other long-term assets	1,896	2,235

Total assets	$172,461	$197,328

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,499	$2,938
Accrued employee salaries and benefits	5,259	7,772
Accrued liabilities	7,222	8,933
Deferred revenue	24,703	35,218

Total current liabilities	38,683	54,861
Long-term deferred revenue	4,262	5,213
Deferred income taxes	2,231	1,931
Other long-term liabilities	300	496

Total liabilities	45,476	62,501

Stockholders’ equity:
Common stock	237	236
Additional paid-in capital	167,594	166,295
Treasury stock at cost	(205)	(205)
Accumulated deficit	(39,633)	(30,537)
Accumulated other comprehensive loss	(1,008)	(962)

Total stockholders’ equity	126,985	134,827

Total liabilities and stockholders’ equity	$172,461	$197,328

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Six Months Ended
	April 30,
	2006	2005
Operating activities:
Net loss	$(9,096)	$(13,481)

Adjustments to reconcile net loss to net cash used in operating activities:
Deferred income taxes	300	300
Amortization of capitalized product development costs	3,526	3,463
Amortization of identified intangible and other long-term assets	2,672	4,280
Depreciation and amortization of equipment and leasehold improvements	1,288	1,743
Provision for doubtful accounts	335	674
Stock-based compensation	803	39
Loss on disposal of equipment	83	32
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	8,649	12,589
Inventories	703	(926)
Other current and long-term assets	1,522	(244)
Accounts payable	(1,439)	(3,092)
Other current and long-term liabilities	(5,453)	(2,667)
Deferred revenue	(11,466)	(12,306)

Total adjustments	1,523	3,885

Net cash used in operating activities	(7,573)	(9,596)

Investing activities:
Capitalized internal product development costs	(6,160)	(5,211)
Purchased product development	(2,000)	—
Purchases of equipment and leasehold improvements	(828)	(1,375)
Purchases of marketable securities	—	(9,266)
Sales of marketable securities	—	4,559
Maturities of marketable securities	—	15,000

Net cash (used in) provided by investing activities	(8,988)	3,707

Financing activities:
Net proceeds from issuance of common stock	587	1,925
Repayments of capital lease obligations	(58)	(127)

Net cash provided by financing activities	529	1,798

Effect of currency exchange rate changes on cash and cash equivalents	(75)	390

Net decrease in cash and cash equivalents	(16,107)	(3,701)
Cash and cash equivalents at beginning of period	46,901	29,235

Cash and cash equivalents at end of period	$30,794	$25,534

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Operating Expenses
($000’s)

	Three Months Ended			Six Months Ended
	April 30,			April 30,
	2006	2005	% Change	2006	2005	% Change
Total operating expenses	$16,307	$21,186	-23%	$33,277	$43,574	-24%
Restructuring and other charges	(259)	(632)		(339)	(2,921)

Operating expenses before restructuring and other charges	$16,048	$20,554	-22%	$32,938	$40,653	-19%

Reconciliation of GAAP Loss Per Share to Non-GAAP Loss Per Share
Before Restructuring and Other Charges
($000’s, except per share amounts)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2006	2005	2006	2005
Net loss	$(5,899)	$(2,954)	$(9,096)	$(13,481)
Restructuring and other charges	259	632	339	2,921

Net loss before restructuring and other charges	$(5,640)	$(2,322)	$(8,757)	$(10,560)

Loss per share (basic and diluted):
Net loss	$(0.25)	$(0.13)	$(0.38)	$(0.58)
Restructuring and other charges	0.01	0.03	0.01	0.13

Net loss before restructuring and other charges	$(0.24)	$(0.10)	$(0.37)	$(0.45)

Weighted average common shares outstanding:
Basic and diluted	23,674	23,378	23,652	23,240

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA
(excluding impairment, restructuring and other charges, and stock-based compensation)
($000’s)

					Twelve
					Months
					Ended
					April 30,
	Q2-2006	Q1-2006	Q4-2005	Q3-2005	2006
Net loss	$(5,899)	$(3,197)	$(13,895)	$(311)	$(23,302)
Income taxes	150	150	410	150	860
Interest, net	(400)	(444)	(394)	(205)	(1,443)
Depreciation and amortization	3,894	3,592	4,374	5,074	16,934
Impairment charges	—	—	13,194	—	13,194
Restructuring and other charges	259	80	2,904	200	3,443
Stock-based compensation	480	316	—	—	796

Adjusted EBITDA	$(1,516)	$497	$6,593	$4,908	$10,482

					Twelve
					Months
					Ended
					April 30,
	Q2-2005	Q1-2005	Q4-2004	Q3-2004	2005
Net earnings (loss)	$(2,954)	$(10,527)	$2,213	$6,724	$(4,544)
Income taxes	150	150	1,580	150	2,030
Interest, net	(140)	(197)	(112)	(13)	(462)
Depreciation and amortization	4,585	4,984	4,481	4,388	18,438
Restructuring and other charges	632	2,289	—	—	2,921
Stock-based compensation	39	—	—	—	39

Adjusted EBITDA	$2,312	$(3,301)	$8,162	$11,249	$18,422